Exhibit 10.2

INTELLECTUAL PROPERTY SECURITY AGREEMENT

This INTELLECTUAL PROPERTY SECURITY AGREEMENT, dated as of January 22, 2016, (the “Agreement”) between WESTERN ALLIANCE BANK, an Arizona corporation (“Lender”) and [            ] (“Grantor”) is made with reference to the Loan and Security Agreement, dated as of the date hereof (as amended from time to time, the “Loan Agreement’), between Lender, Grantor and [names of other Borrowers].  Terms defined in the Loan Agreement have the same meaning when used in this Agreement.

For good and valuable consideration, receipt of which is hereby acknowledged, Grantor hereby covenants and agrees as follows:

To secure the Obligations under the Loan Agreement, Grantor grants to Lender a security interest in all right, title, and interest of Grantor in any of the following, whether now existing or hereafter acquired or created in any and all of the following property (collectively, the “Intellectual Property Collateral”):

(a)copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held (collectively, the “Copyrights”), including the Copyrights described in Exhibit A;

(b)trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Grantor connected with and symbolized by such trademarks (collectively, the “Trademarks”), including the Trademarks described in Exhibit B;

(c)patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same (collectively, the “Patents”), including the Patents described in Exhibit C;

(d)mask work or similar rights available for the protection of semiconductor chips or other products (collectively, the “Mask Works”);

(e)trade secrets, and any and all intellectual property rights in computer software and computer software products;

(f)design rights;

(g)claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

(h)licenses or other rights to use any of the Copyrights, Patents, Trademarks, or Mask Works, and all license fees and royalties arising from such use to the extent permitted by such license or rights;

(i)amendments, renewals and extensions of any of the Copyrights, Trademarks, Patents, or Mask Works; and

(j)proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

provided, that the security interest granted in this Agreement shall not extend to, and the term “Intellectual Property Collateral” shall not include, any rights under any lease, instrument, contract or agreement of Grantor to the extent that the granting of a security interest therein would, under the express terms of such lease, instrument, contract or agreement, (A) be prohibited or restricted or (B) result in a breach of the terms of, constitute a default under or result in a termination of any such lease, instrument, contract or agreement governing such right, unless (x) such prohibition or restriction is not enforceable or is otherwise ineffective under applicable law or (y) consent to such security interest has been obtained from any applicable third party.  Notwithstanding any of the foregoing, such proviso shall not affect, limit, restrict or impair the grant by Grantor of a security interest in any Account or any money or other amounts due and payable to Grantor or to become due and payable to Grantor under any such lease, instrument, contract or agreement unless such security interest in such Account, money or other amount due and payable is also specifically prohibited or restricted by the terms of such lease, instrument, contract or other agreement or such security interest in such Account, money or other amount due and payable would expressly constitute a default under or would expressly grant a party a termination right under any such lease, instrument, contract or agreement governing such right unless, in each case, (x) such prohibition is not enforceable or is otherwise ineffective under applicable law or (y) consent to such security interest has been obtained from any applicable third party; provided further, that notwithstanding anything to the contrary contained in the foregoing proviso, the security interests granted herein shall immediately and automatically attach to and the term “Intellectual Property Collateral” shall immediately and automatically include the rights under any such lease, instrument, contract or agreement and in such Account, money, or other amounts due and payable to Grantor at such time as such prohibition, restriction, event of default or termination right terminates or is waived or consent to such security interest has been obtained from any applicable third party.

The rights and remedies of Lender with respect to the security interests granted hereunder are in addition to those set forth in the Loan Agreement, and those which are now or hereafter available to Lender as a matter of law or equity.  Each right, power and remedy of Lender provided for herein or in the Loan Agreement, or now or hereafter existing at law or in equity shall be cumulative and concurrent and shall be in addition to every right, power or remedy provided for herein, and the exercise by Lender of any one or more of such rights, powers or remedies does not preclude the simultaneous or later exercise by Lender of any other rights, powers or remedies.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

GRANTOR:	LENDER:
WESTERN ALLIANCE BANK, an Arizona corporation

By: ______________________________	By: ______________________________
Name: ______________________________	Name: ______________________________
Title: ______________________________	Title: ______________________________

Address for Notices:	Address for Notices:
Attn: [ ]	Attn: 55 Almaden Boulevard, Suite 100
[Address]	San Jose, California 95113
Fax: [ ]	Tel: (408) 556-6501
Fax:(408) 282-1681

[Signature Page to Intellectual Property Security Agreement]

Exhibit A

Copyrights

Please Check if No Copyrights Exist *

Type of Work:	Title:	International Standard Serial Number (ISSN):	Registration Number:	Filing Date:	Pre -registered?

Exhibit B

trademarks

Please Check if No Trademarks Exist *

Mark / Title:	U.S. Serial Number:	U.S. Registration Number:	USPTO Reference Number:	Filing Date:

Exhibit C

patents

Please Check if No Patents Exist *

Title:	Patent Number:	Application Serial Number:	Issued or Published?	Issue Date: